SIERRA PACIFIC RESOURCES

Offer to Exchange
PIESSM in the Form of Corporate PIESSM
For
Outstanding PIESSM in the Form of Corporate PIESSM

To Our Clients:

      Enclosed for your consideration is a preliminary prospectus dated April 15, 2005 (as may be amended or supplemented from time to time the “Exchange Offer Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Sierra Pacific Resources (the “Company”) to exchange up to 4,704,350 of its existing Premium Income Equity SecuritiesSM (“PIESSM”) in the form of Corporate PIES (the “Old PIES”) for a like amount of its PIES in the form of Corporate PIES to be issued upon completion of the exchange (the “New PIES”) and an exchange fee of $0.125 in cash for each Old PIES. Capitalized terms used but not defined herein have the meanings given to them in the Exchange Offer Prospectus.

      The Exchange Offer is made on the terms and is subject to the conditions set forth in the Exchange Offer Prospectus and the accompanying Letter of Transmittal, including the condition that the Old PIES remain listed on the New York Stock Exchange, or the NYSE. In the event that the Company determines there is any likelihood that the NYSE continued-listing condition may not be met, the Company may accept a pro rata amount of the Old PIES tendered in the offer in order to ensure that the Old PIES continue to be listed on the NYSE.

      This material is being forwarded to you as the beneficial owner of the Old PIES carried by us in your account but not registered in your name. A tender of such Old PIES may only be made by us as the holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old PIES held by us for your account, pursuant to the terms and conditions set forth in the enclosed Exchange Offer Prospectus and Letter of Transmittal.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old PIES on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on May 18, 2005, unless extended by the Company (the “Expiration Date”). Any Old PIES tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date, in accordance with the procedures set forth in “The Exchange Offer — Withdrawal of Tenders” section of the Exchange Offer Prospectus.

      Your attention is directed to the following.

1. The Exchange Offer is for up to 4,704,350 Old PIES.

2. The Exchange Offer is subject to certain conditions set forth in the Exchange Offer Prospectus in the section captioned “The Exchange Offer — Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Old PIES from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 P.M., New York City time, on May 18, 2005, unless extended by the Company.

      If you wish to have us tender your Old PIES, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old PIES.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Sierra Pacific Resources with respect to its Old PIES.

      This will instruct you to tender the Old PIES held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Exchange Offer Prospectus and the related Letter of Transmittal. Please tender the Old PIES held by you for my account as indicated below:

Aggregate Principal Amount of Old PIES Tendered

PIES in the Form of Corporate PIES

☐ Please do not tender any Old PIES held by you for my account

Dated: ------------------------------------------ , 200
Signature(s)

Please print name(s) here

Address

Area Code and Telephone Number

Tax Identification or Social Security No(s).

      None of the Old PIES held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old PIES held by us for your account.

2